Exhibit h(4)(e)

AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

     The Expense Limitation Agreement made the 13th day of June, 2001, between PACIFIC FUNDS (the “Trust”), a Delaware statutory trust, and PACIFIC LIFE INSURANCE COMPANY (the “Adviser”), an insurance company domiciled in California, as amended to date (the “Agreement”), is hereby further amended by the addition of the provisions set forth in this Amendment to the Agreement (“Amendment”), which is made this 8th day of September, 2003.

WITNESSETH:

     WHEREAS, the Trust is a Delaware statutory trust and is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company;

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each series representing interests in a separate portfolio of securities and other assets (each a “Fund,” and collectively, the “Funds”), with the Funds designated in Schedule A, as may be amended from time to time, attached hereto;

     WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated June 13, 2001, as amended (the “Advisory Agreement”), pursuant to which the Adviser is authorized to provide investment advisory services for the Trust and each of its Funds for compensation based on the value of the average daily net assets of the Funds;

     WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of the Funds and their shareholders to maintain the expenses of the Funds at levels agreeable to the Trust and the Adviser.

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained in this Amendment, in addition to the responsibilities as specified in the Agreement, it is agreed between the parties as follows:

1.	The Agreement shall have a term through December 31, 2005, except as otherwise indicated herein, provided that the repayment obligations described in Section I.F. of the Agreement shall survive for the period indicated in that Section, and provided further that such repayment obligations shall not apply with respect to PF Portfolio Optimization Model A Fund, PF Portfolio Optimization Model B Fund, PF Portfolio Optimization Model C Fund, PF Portfolio Optimization Model D Fund, and PF Portfolio Optimization Model E Fund. This Agreement may be extended upon the written consent of the Adviser.

2.	Schedule A, governing the maximum operating expense limit in any fiscal year with respect to a Fund under the Agreement, is hereby replaced with the Schedules attached hereto.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS

By:	/s/ THOMAS C. SUTTON

Name: Thomas C. Sutton
Title: Chairman of the Board

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ THOMAS C. SUTTON

Name: Thomas C. Sutton
Title: Chairman of the Board

By:	/s/ AUDREY L. MILFS

Name: Audrey L. Milfs
Title: Vice President & Secretary

SCHEDULE A

OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS

Effective December 31, 2003 through June 30, 2004

Maximum Operating Expense Limit
(as a Percentage of average daily net assets)

PF AIM Blue Chip Fund	0.45%
PF AIM Aggressive Growth Fund	0.45%
PF Goldman Sachs Short Duration Bond Fund	0.45%
PF INVESCO Health Sciences Fund	0.45%
PF INVESCO Technology Fund	0.45%
PF Janus Growth LT Fund	0.45%
PF Lazard International Value Fund	0.45%
PF MFS International Large-Cap (formerly Global Growth)	0.45%
PF PIMCO Inflation Managed Fund	0.45%
PF PIMCO Managed Bond Fund	0.45%
PF Pacific Life Money Market Fund	0.05%
PF Putnam Equity Income Fund	0.45%
PF Salomon Brothers Large-Cap Value Fund	0.45%
PF Van Kampen Comstock Fund (formerly Strategic Value)	0.45%
PF Van Kampen Mid-Cap Growth Fund	0.45%
PF Portfolio Optimization Model A Fund	0.00%
PF Portfolio Optimization Model B Fund	0.00%
PF Portfolio Optimization Model C Fund	0.00%
PF Portfolio Optimization Model D Fund	0.00%
PF Portfolio Optimization Model E Fund	0.00%

SCHEDULE A

OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS

Effective July 1, 2004 through June 30, 2005, except as otherwise indicated

Maximum Operating Expense Limit
(as a Percentage of average daily net assets)

PF AIM Blue Chip Fund	0.45%
PF AIM Aggressive Growth Fund	0.45%
PF Goldman Sachs Short Duration Bond Fund	0.45%
PF INVESCO Health Sciences Fund	0.45%
PF INVESCO Technology Fund	0.45%
PF Janus Growth LT Fund	0.45%
PF Lazard International Value Fund	0.45%
PF MFS International Large-Cap (formerly Global Growth)	0.45%
PF PIMCO Inflation Managed Fund	0.45%
PF PIMCO Managed Bond Fund	0.45%
PF Pacific Life Money Market Fund	0.45%
PF Putnam Equity Income Fund	0.45%
PF Salomon Brothers Large-Cap Value Fund	0.45%
PF Van Kampen Comstock Fund (formerly Strategic Value)	0.45%
PF Van Kampen Mid-Cap Growth Fund	0.45%
PF Portfolio Optimization Model A Fund*	0.00%
PF Portfolio Optimization Model B Fund*	0.00%
PF Portfolio Optimization Model C Fund*	0.00%
PF Portfolio Optimization Model D Fund*	0.00%
PF Portfolio Optimization Model E Fund*	0.00%

*	Through December 31, 2004